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                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Insituform Technologies, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the consolidated financial statements of Insituform Technologies, Inc. dated January 25, 2001 (except with respect to Note 15 to the consolidated financial statements, as to which the date is February 28, 2001) incorporated by reference in Insituform Technologies, Inc.'s Form 10-K for the year ended December 31, 2000 and our report on the combined financial statements of Kinsel Industries, Inc. and Tracks of Texas, Inc. dated February 9, 2001 included in the Form 8-K/A filed by Insituform Technologies, Inc. on April 12, 2001 and to all references to our firm included in this registration statement.

                                               /s/ Arthur Andersen LLP

St. Louis, Missouri
July 31, 2001

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